Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made as July 24, 2026 (the “Effective Date”), for services that commenced on July 6, 2026, is by and between Olenox Industries Inc., a Delaware corporation (the “Company”), and Kimberly Hawley, an individual (the “Executive”). The Company and Executive may be hereinafter referred to, individually as a “Party”, and collectively as the “Parties”).

RECITALS

WHEREAS, the Company desires to employ Executive as its Interim Chief Financial Officer, and Executive desires to be employed by the Company, pursuant to the terms and conditions hereof;

NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

1. ENGAGEMENT. The Company hereby employs Executive as its Interim Chief Financial Officer, subject to the terms and conditions hereinafter set forth.

2. TERM. The term of this Agreement shall commence July 6, 2026, and unless earlier terminated as provided herein, shall terminate on December 31, 2026.

3. DUTIES. The Executive shall perform such duties and functions as the Interim Chief Financial Officer of the Company as are determined from time to time by the Company’s Board of Directors (the “Board”). During the Term, the Executive shall comply with the policies of and be subject to the reasonable direction of the Board. The Executive agrees to devote their entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which they may be engaged; and Executive shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of their duties hereunder, or which, even if noninterfering, may be inimical to or contrary to the best interests of the Company. Notwithstanding the above, the Company acknowledges Executive’s existing employment and duties with Vivakor, Inc. and its affiliates, the Company understands Executive’s duties and obligations under that existing employment relationship, and agrees that such services do not constitute a conflict of interest or a breach of this Agreement. The Executive may continue to perform such services during the term of this Agreement.

4. COMPENSATION. As compensation for the services to be rendered by Executive hereunder, the Company agrees to pay or cause to be paid to Executive, and Executive agrees to accept, an annual salary equal to TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) (the “Salary”) payable in accordance with the Company’s payroll practices. Subject to Board approval, the Executive shall also be entitled to receive, and the Company shall issue when so approved by the Board and available for grant under the Company’s Stock Incentive Plan (the “Plan”), a grant of restricted stock units (“RSUs”) in the amount equal to FIFTY THOUSAND DOLLARS ($50,000), vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

5. ADDITIONAL COMPENSATION. During the Term of this Agreement, the Board, in its sole discretion, may award additional compensation to Executive other than as specifically provided for in this Agreement

6. EMPLOYEE BENEFITS. Effective upon Executive’s hiring and during the period Executive is employed hereunder, Executive shall be permitted to participate in all group health, hospitalization and disability insurance programs, pension plans and similar benefits that are now or may become available to similarly situated executives of the Company. During the Term, the Executive shall be entitled to vacations in accordance with the vacation policy of the Company.

7. REIMBURSEMENT OF EXPENSES. During the Term, the Company shall reimburse Executive for reasonable and necessary out-of-pocket expenses advanced or expended by Executive in connection with Executive’s duties hereunder; provided, however, that Executive shall not expend or incur any such expenses, individually or in the aggregate, in excess of Five Hundred Dollars ($500) without the prior approval of the Company.

8. TERMINATION

a. The Executive’s employment may be terminated immediately, at any time, upon written notice by the Company, upon the occurrence of any of the following events:

i. the death of Executive;

ii. the Disability of Executive (as defined in paragraph (b)); or

iii. the determination that there is Cause (as hereinafter defined) for such termination upon ten (10) days’ prior written notice to the Executive.

b. For purposes hereof, the term “Disability” shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity, to perform the normal functions of her job for a period of three (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

c. For purposes hereof, “Cause” shall mean: (i) Executive’s conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (ii) Executive’s performance of any act or her failure to act, for which if they were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which would constitute a felony in the jurisdiction involved would have occurred; (iii) Executive’s breach of any of the representations, warranties or covenants set forth in this Agreement; or (iv) Executive’s continuing, repeated, willful failure or refusal to perform their duties required by this Agreement, provided that Executive shall have first received written notice from the Company stating with specificity the nature of such failure and refusal and affording Executive an opportunity, as soon as practicable, to correct the acts or omissions complained of. Whether or not “Cause” shall exist in each case shall be determined by the Board in its sole discretion.

d. The Executive’s employment may also be terminated by the Company at any time upon thirty (30) days prior written notice, without cause.

e. In the event that the Executive’s employment is terminated for Cause, Executive will be entitled to only their accrued salary and vacation time through the termination date and nothing more. In the event the Executive’s employment is terminated by the Company for any reason other than Cause, Executive shall receive severance equal to Executive’s remaining salary and benefits of the current Term with a cap of three (3) months’ salary and benefits. These severance benefits will include payment of COBRA health insurance, accelerated vesting of RSU’s, and the receipt of any earned bonus compensation from projects and performance goals as well as accrued vacation time.

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9. REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE. The Executive represents and warrants that they are free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts (other than Executive’s employment with Vivakor), restrictive covenants or other restrictions preventing the performance of their duties hereunder.

10. RESTRICTIVE COVENANTS.

a. Executive agrees that if this Agreement is terminated for any reason, for a period of one (1) year from the date of such termination, they will not directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer or director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which is competitive with the business activities of the Company or its subsidiaries (“Competitive Business”), in any geographic area where, during the term of this Agreement, the business of the Company or any of its subsidiaries is being or had been conducted in any manner whatsoever, or hire or attempt to hire for any Competitive Business any employee of the Company or any subsidiary thereof, or solicit, call on or induce others to solicit or call on, directly or indirectly, any customers or prospective customers of the Company for the purpose of inducing them to purchase or lease a product or service which may compete with any product or service of the Company; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent of any class of stock or securities of such company. The Parties acknowledge and agree that Executive’s continued employment with Vivakor shall be an exception to the restrictive covenants set forth in this Section 10.

b. If any portion of the restrictions set forth in paragraph (a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

c. The Executive declares that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of either said territorial or time limitation to such area or period which said court shall have deemed reasonable.

d. The existence of any claim or cause of action by Executive against the Company or any subsidiary other than under this Agreement shall not constitute a defense to the enforcement by the Company or any subsidiary of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

11. CONFIDENTIALITY.

a. The Executive shall not, during the term of this Agreement, and at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by them during the course of or as an incident to their engagement hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary information, trade secrets, know-how, market studies and forecasts, competitive analyses, the substance of agreements with clients and others, client lists and any other documents embodying such confidential information.

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b. All information and documents relating to the Company, its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company, and Executive shall use their best efforts to prevent any publication or disclosure thereof. Upon termination of this Agreement, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive’s possession or control shall be returned and left with the Company.

12. RIGHT TO INJUNCTION. The Executive recognizes that the services to be rendered by them hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Executive, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Executive agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal, or neglect of Executive to perform their agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

13. AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

14. INDEMNIFICATION. In addition to any rights Executive may have under the Company’s charters, bylaws, or other governing documents, the Company agrees to indemnify Executive and hold Executive harmless, both during the Term and thereafter, against all costs, expenses (including, without limitation, fines, excise taxes and attorneys’ and accountants’ fees) and liabilities (other than settlements to which the Company does not consent, which consent shall not be unreasonably withheld) (collectively, “Losses”) reasonably incurred by Executive in connection with any claim, action, proceeding or investigation brought against or involving Executive with respect to, arising out of or in any way relating to Executive’s employment with the Company or as an officer thereof; provided, however, that the Company shall not be required to indemnify Executive for Losses incurred as a result of Executive’s intentional misconduct or gross negligence (other than matters where Executive acted in good faith and in a manner he reasonably believed to be in and not opposed to the Company’s best interests). Executive shall promptly notify the Company of any claim, action, proceeding or investigation under this paragraph and the Company shall be entitled to participate in the defense of any such claim, action, proceeding or investigation and, if it so chooses, to assume the defense with counsel selected by the Company; provided that Executive shall have the right to employ counsel to represent Executive (at the Company’s expense) if Company counsel would have a conflict of interest in representing both the Company and Executive. The Company shall not settle or compromise any claim, action, proceeding or investigation without Executive’s consent, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required if the settlement entails only the payment of money (and no admission of guilt or wrong doing by Executive) and the Company fully indemnifies Executive in connection therewith. The Company further agrees to advance any and all reasonable expenses (including, without limitation, attorneys’ fees and expenses) incurred by Executive in connection with any such claim, action, proceeding or investigation, regardless of whether Executive remains employed by the Company at the time such matter is commenced, provided it arises out of or relates to Executive’s service to the Company. The Company, as soon as reasonably possible, will obtain and maintain a policy of directors’ and officers’ liability insurance covering Executive and, notwithstanding the expiration or earlier termination of this Agreement, the Company shall maintain a directors’ and officers’ liability insurance policy covering Executive for a period of time following such expiration or earlier termination equal to the statute of limitations for any claim that may be asserted against Executive for which coverage is available under such directors’ and officers’ liability insurance policy. The provisions of this paragraph shall survive the termination of this Agreement without limitation.

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15. GOVERNING LAW. All matters concerning the validity, construction, interpretation and performance under this Agreement shall be governed by the laws of the Texas, without giving effect to any conflict of laws principles thereunder.

16. SEVERABILITY. The holding of any provision of this Agreement to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

17. NOTICES. Any notice hereunder by either party to the other shall be given in writing by personal delivery or by registered mail, return receipt requested, addressed, if to the Company, to the attention of the Company’s Chief Executive Officer at the Company’s principal offices or to such other address as the Company may designate in writing to Executive, and if to Executive, to her most recent home address on file with the Company. Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by registered mail, on the date shown on the applicable return receipt.

a.	If to the Company:

Olenox Industries Inc.

1207 N FM 3083 Rd E

Conroe, TX 77304

Attn: Mike McLaren, CEO

b.	If to the Executive:

Kimberly Hawley

18. WAIVER OR BREACH. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

19. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns.

20. ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party.

21. SURVIVAL. The termination of this Agreement hereunder shall not affect the enforceability of Sections 10 and 11 hereof.

22. FURTHER ASSURANCES. The parties agree to execute and deliver all such further instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

23. HEADINGS. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

COMPANY		EXECUTIVE

Olenox Industries Inc.

By:	/s/ Mike McLaren	/s/ Kimberly Hawley
	Mike McLaren, CEO	Kimberly Hawley

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